Exhibit (d)(2)(i)

HSBC FUNDS

HSBC OPPORTUNITY PORTFOLIO

FORM OF SUB-ADVISORY AGREEMENT

AGREEMENT, effective commencing on June 28, 2022, between RadiantESG Global Investors LLC (the “Sub-adviser”) and HSBC Global Asset Management (USA) Inc. (the “Manager”).

WHEREAS, the Manager has been retained by HSBC Funds, a Delaware statutory trust (the “Trust”) registered as an open-end investment management company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory services to the HSBC Opportunity Portfolio (the “Portfolio”), a series of the Trust, pursuant to an Investment Advisory Contract and Supplement thereto dated June 24, 2016 (the “Advisory Agreement”);

WHEREAS, the Trust’s Board of Trustees, including a majority of the Trustees who are not parties to this Sub-advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to this Sub-advisory Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Portfolio pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Portfolio;

WHEREAS, the Sub-adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

1. Appointment. The Manager hereby appoints the Sub-adviser to perform advisory services to the Portfolio for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager: (a) provide a program of continuous investment management for the Portfolio in accordance with the Portfolio’s investment objectives, policies and limitations as stated in the Portfolio’s Prospectus and Statement of Additional Information included as part of the Trust’s Registration Statement on behalf of the Portfolio filed with the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Portfolio; and (c) place orders to purchase and sell securities for the Portfolio.

In performing its investment management services to the Portfolio hereunder, the Sub-adviser will provide the Portfolio with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Portfolio will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolio. The Sub-adviser will determine what portion of the Portfolio shall be invested in securities and other assets.

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The Sub-adviser further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and the Advisers Act and all rules and regulations thereunder, applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees and/or the Manager;

(b) manage the Portfolio so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

(c) place orders pursuant to its investment determinations for the Portfolio directly with the issuer, or with any broker or dealer the Sub-adviser may choose, in accordance with applicable policies disclosed in the Trust’s Registration Statement, as amended and supplemented from time to time, and in accordance with applicable law, including the Sub-adviser’s obligations to seek best execution;

(d) subject to the timely receipt by the Sub-adviser of all necessary proxy voting materials, vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Portfolio may be invested in accordance with the Sub-adviser’s proxy voting policies and procedures and in accordance with applicable law; maintain records of all proxies voted on behalf of the Portfolio; and provide information to the Trust and/or the Manager or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust’s compliance with its filing obligations under the 1940 Act and all rules and regulations thereunder;

(e) furnish to the Trust and/or the Manager whatever statistical and other information or assistance the Trust and/or the Manager may reasonably request in writing with respect to the Portfolio’s assets or contemplated investments, including assistance with any fair valuation of portfolio securities in accordance with the Trust’s applicable policies and procedures and applicable requirements under the 1940 Act. In addition, the Sub-adviser will keep the Trust, the Trustees and/or the Manager informed of developments materially affecting the Portfolio and shall, on the Sub-adviser’s own initiative, furnish to the Trust and/or the Manager from time to time whatever information the Sub-adviser believes appropriate for this purpose;

(f) make available to the Manager and the Trust, promptly upon their written request, such copies of its investment records and ledgers with respect to the Portfolio as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such periodic and special reports regarding the Portfolio as they may reasonably request;

(g) promptly notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; (2) fails to remain registered as an investment adviser under the Advisers Act; (3) fails to remain in good standing under the laws of the jurisdiction of its organization and authorized and qualified to perform its obligations and duties under this Sub-advisory Agreement; (4) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (5) becomes a party to any litigation material to the Manager and the Trust; or (6) becomes aware of any change of control of the Sub-adviser, including any change of any 25% or greater direct or indirect owners, and any changes in key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-adviser. The Sub- adviser further agrees to promptly notify the Trust and the Manager of any material fact known to the Sub- adviser respecting or relating to the Portfolio or the Sub-adviser that is not contained in the Trust’s Registration Statement, as amended and supplemented from time to time, and of any statement contained therein that becomes untrue or incomplete in any material respect; and

(h) promptly provide to the Manager and the Trust such information and assurances (including certifications and sub-certifications) as the Trust, the Trustees and/or the Manager may reasonably request from time to time in order to assist the Trust, the Trustees and/or the Manager in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Trust’s Registration Statement and periodic filings with the SEC.

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In performing its duties under this Sub-advisory Agreement, the Sub-adviser shall manage and invest the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions as well as applicable federal and state securities laws and the Trust’s compliance policies and procedures under Rule 38a-1 under the 1940 Act. The Sub-adviser further agrees to manage and invest the Portfolio’s assets in accordance with written instructions as may be provided to the Sub-adviser from time to time by the Manager. In fulfilling its obligations under this Sub-advisory Agreement, the Sub-adviser shall be entitled to reasonably rely on and act in accordance with instructions provided by the Manager.

3. Compliance

(a) The Sub-adviser agrees to provide the Manager and the Trust: (1) access to the Sub- adviser’s chief compliance officer (“CCO”) and/or other senior compliance personnel as reasonably requested by the Manager and/or the Trust; (2) periodic reports confirming that the Sub-adviser has complied with the Trust’s compliance policies and procedures in managing the Portfolio or reporting any material instance of non-compliance; and (3) certifications that that there were no material compliance matters (as that term is defined in Rule 38a-1 under the 1940 Act) that relate to the Sub-adviser’s management of the Portfolio. In addition, the Sub-Adviser shall promptly provide the Manager and the Trust with copies of: (1) the Sub-adviser’s policies and procedures for compliance by the Sub-adviser with the federal securities laws (the “Sub-adviser Compliance Procedures”); and (2) any material changes to the Sub-adviser Compliance Procedures which related to the Trust. The Sub-adviser shall cooperate with the Trust CCO so as to facilitate the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 under the 1940 Act. At least annually, the Sub-adviser shall provide a certification to the Trust CCO to the effect that the Sub-adviser has in place and has implemented policies and procedures that are reasonably designed to prevent violation of any applicable federal securities laws by the Sub-adviser.

(b) The Sub-adviser represents and warrants that it has implemented policies and procedures designed to prevent impermissible disclosure by it, its employees, or its agents of the portfolio holdings of the Portfolio. The Sub-adviser further represents and warrants that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Manager and/or the Trust with a copy of such code of ethics, together with evidence of adoption. Upon request from the Trust CCO, the Sub-adviser shall certify to the Manager and/or the Trust that the Sub-adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-adviser’s code of ethics or, if such violation has occurred, that appropriate action was taken in response to such violation.

(c) The Sub-Adviser represents and warrants that it has implemented and will keep in effect a “disaster recovery” preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and can be implemented within a 24 hour time period. The Sub-adviser shall notify the Manager, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring the Sub-adviser to implement any procedures under such plan.

(d) The Sub-adviser hereby confirms that it will comply with any and all anti-money laundering laws and regulations applicable to it.

(e) The Sub-adviser represents that it is not, nor any of its subsidiaries, any director or officer, or any employee or agent of the Sub-adviser, its affiliates or its subsidiaries is a person or entity that is, or is owned or controlled by persons and entities that are, (1) the target of any sanctions laws, or (2) located, organized or resident in a country or territory that is, or whose government is, the target of any applicable sanctions laws, including, without limitation, currently, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

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(f) The Sub-adviser represents that it is aware of, understands, and will abide by all of its obligations under all applicable anti-bribery and corruption laws, including but not limited to and to the extent applicable, the U.K. Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act 1977. In this regard, the Sub-Adviser agrees to maintain adequate policies and procedures to ensure compliance with all such applicable anti-bribery and corruption laws. The Sub-adviser will at all times ensure that its directors, officers, employees, affiliates, associated persons, agents, sub-contractors, and any other third parties who may be used for the provision of services to the Manager and/or any of the Manager’s affiliates are aware of and comply with both the letter and spirit of all such applicable anti-bribery and corruption laws such that they will not, directly or indirectly, take any actions or make any omissions which would cause either the Manager and/or any of the Manager’s affiliates to be in violation of applicable anti-bribery and corruption laws. The Sub-adviser will document completely and accurately all transactions related to the services provided and any related contractual agreements it has with the Manager and/or the Manager’s affiliates in its books and records, and shall promptly report to the Manager any breach or suspected breach of the obligations or undertakings described in this paragraph.

(g) The Manager shall have the right to suspend or terminate this Sub-advisory Agreement on immediate written notice should it become aware of a breach of the representations contained in sub- paragraphs (d), (e) and (f) above, or the occurrence of bribery in connection with this Sub-advisory Agreement.

4. Allocation of Charges and Expenses. The Sub-adviser shall not be required to pay any expenses of the Portfolio other than those specifically assumed by the Sub-adviser under this Section 4. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible for the following expenses of the Portfolio: organization and offering expenses of the Portfolio (including out-of- pocket expenses); fees payable to any other Portfolio advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Portfolio in connection with membership in investment company trade organizations; cost of insurance relating to coverage for the Trust and its officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Portfolio; payments for maintaining the Portfolio’s financial books and records and calculating the daily net asset value of the Portfolio’s shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolio for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Portfolio; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolio, or of entering into other transactions or engaging in any investment practices with respect to the Portfolio; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of shareholders’ and other meetings; and the compensation and all expenses (specifically including travel expenses relating to the Portfolio’s business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser. The Sub-adviser shall be liable for its own costs, including costs related to necessary investment and management facilities, employee salaries, travel expenses and overhead costs.

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5. Compensation. As compensation for the services provided and expenses assumed by the Sub- adviser under this Sub-advisory Agreement, the Trust will pay the Sub-adviser within 21 calendar days after the end of each calendar quarter an advisory fee computed daily based on the Portfolio’s average daily net assets, equal on an annual basis to 0.35% of the average net assets. The “average daily net assets” of the Portfolio shall mean the average of the values attributed to the Portfolio’s net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Trust’s Agreement and Declaration of Trust and Registration Statement, each as amended from time to time. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 5, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio’s portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been so suspended for a period including any quarter end when the Sub-adviser’s compensation is payable pursuant to this Section, then the Sub-adviser’s compensation payable at the end of such quarter shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such quarter). If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 5. In the event that this Sub-advisory Agreement is terminated pursuant to Section 11 hereof, the Sub-adviser shall be entitled to a pro rata portion of the fee under this Section 5 through and including the date upon which the Sub-advisory Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to the Portfolio hereunder.

6. Books and Records. The Sub-adviser agrees to maintain such books and records with respect to its services to the Portfolio as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, including the Advisers Act and the Securities Exchange Act of 1934, as amended, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager shall maintain all books and other records not related to the Portfolio’s transactions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the joint property of the Portfolio and the Sub-adviser and a copy will be provided promptly to the Portfolio upon its written request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable laws and regulations.

7. Standard of Care and Limitation of Liability. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the holders of the Portfolio’s shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Portfolio or to holders of the Portfolio’s shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Sub-adviser’s reckless disregard of its obligations and duties under this Sub- advisory Agreement. As used in this Section 7, the term “Sub-adviser” shall include any officers, directors, partners, employees, or other affiliates of the Sub-adviser performing services for the Portfolio.

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8. Indemnification.

(a) The Sub-adviser hereby agrees to indemnify and hold harmless the Manager from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, directly or proximately caused by, the investment decisions rendered by the Sub-adviser in bad faith or a negligent manner inconsistent with the Portfolio’s stated investment objectives, guidelines and restrictions, any material failure of the Sub-adviser to fulfill any of its other obligations under this Sub-advisory Agreement, any omission to disclose material facts by the Sub-adviser to the Portfolio or the Manager or any material violation of applicable law by the Sub-adviser. The Sub- adviser also agrees to indemnify and hold harmless the Manager with respect to any reasonable losses incurred as the result of negligent errors, directly or proximately caused, by the Sub-adviser in transmitting orders for the Portfolio to any broker-dealer for execution. Notwithstanding the foregoing, the Sub-adviser shall have no duty to indemnify and hold harmless the Manager with respect to any losses incurred as the result of any act or omission of any broker-dealer in connection with any transaction for the Portfolio, unless and to the extent that the Sub-adviser has exercised bad faith or been negligent in its selection of such broker-dealer for such transaction.

(b) The Manager hereby agrees to indemnify and hold harmless the Sub-adviser from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, to which the Sub-adviser may become subject directly arising out of or resulting from, (1) any material misstatement or omission of a material fact in the Portfolio’s Prospectus, Registration Statement, proxy materials or reports filed with the SEC, unless and to the extent such material misstatement or omission was made in reliance upon, and is consistent with, information furnished in writing to the Manager by the Sub-adviser for use therein or (2) the Manager’s willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Manager’s reckless disregard of its obligations and duties under this Sub-advisory Agreement or any material violation of applicable law by the Manager.

(c) The Sub-adviser shall not be deemed by virtue of this Sub-advisory Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

(d) If any party seeks indemnification under this Sub-advisory Agreement (an “indemnified party”), it shall notify the other party (the “indemnifying party”) in writing of the assertion of any third party claim or action and shall deliver all copies of materials received in connection with the matter to the indemnifying party. The indemnifying party shall have the right to control the defense of any such claim or action with counsel of its own choosing, and the indemnified party shall cooperate fully with the indemnifying party in the defense or settlement of any matter that is covered by paragraphs (a) or (b) above, subject to reimbursement by the indemnifying party for expenses incurred by the indemnified party in connection with the indemnifying party’s participation in the defense.

(e) No compromise or settlement of any claim may be effected by an indemnifying party without the indemnified party’s consent unless (1) there is no finding or admission of any violation of any law, rule or regulation or any violation of the rights of any person, (2) each indemnified party is unconditionally released from all liability arising therefrom and (3) the sole relief provided is monetary damages that are paid in full by the indemnifying party.

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9. Services Not Exclusive. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser’s ability to meet its obligations to the Trust and the Portfolio hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Portfolio, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

10. Documentation. The Trust shall provide the Sub-adviser with the following documents, as requested by the Sub-adviser:

(a)	the Trust’s Registration Statement relating to the Portfolio, and any amendments thereto;

(b)	the current Agreement and Declaration of Trust and By-laws (and any amendments thereto) of the Trust; and

(c)	resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub- adviser to serve as Sub-adviser and approving this Sub-advisory Agreement.

11. Duration and Termination. This Sub-advisory Agreement shall continue for an initial term of two years from the date set forth above, unless sooner terminated as provided herein. Thereafter, this Sub- advisory Agreement shall continue from year to year, provided that such continuance is approved in a manner consistent with the requirements of the 1940 Act, any rules or regulations thereunder, or exemptive orders or guidance issued by the SEC or its staff. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated: (a) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by the Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of the Portfolio’s outstanding voting securities, (b) at any time without penalty upon thirty (30) days’ written notice to the Sub-adviser by the Manager, or (c) at any time without penalty upon sixty (60) days’ written notice to the Trust or the Manager by the Sub-adviser. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 11 shall be without penalty and, further, the compensation schedule set forth in Section 5 hereof shall apply to the service of the Sub-adviser to the extent provided beyond the end of the notice period provided in this Section 11. This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement.

12. Amendments. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated, unless by an instrument in writing signed by both parties, and, to the extent required by applicable law, no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (a) a majority of the outstanding voting securities of the Portfolio, and (b) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, in manner consistent with the requirements of the 1940 Act, any rules or regulations thereunder, or exemptive orders or guidance issued by the SEC or its staff.

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13. Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

If to the Manager:

HSBC Global Asset Management (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attention: Mr. Stefano R Michelagnoli

If to the Sub-adviser:

RadiantESG Global Investors LLC

21 Orinda Way, Suite C-546

Orinda, CA 94563

Attention: Heidi Ridley

Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

14. Confidentiality. The Sub-adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Trust or the Manager or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

15. Miscellaneous.

(a) It is understood that the names “HSBC Funds” or “HSBC” or any derivative thereof or logo associated with those names is the valuable property of the Trust, the Manager and/or their affiliates, and that Sub-adviser has the right to use such name (or derivative or logo) only with the prior written approval of the Manager.

(b) This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. Exclusive original jurisdiction to any claim, action or dispute between the parties arising out of this Sub-advisory Agreement shall be solely in state or federal district courts sitting in the State of New York.

(c) The captions of this Sub-advisory Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d) If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

(e) Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Portfolio, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

(f) This Sub-advisory Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but counterparts shall, together, constitute only one Sub-advisory Agreement.

(g) The undersigned officer of the Portfolio has executed this Sub-advisory Agreement not individually, but as an officer under the Portfolio’s Agreement and Declaration of Trust, as amended from time to time, and the obligations of this Sub-advisory Agreement are not binding upon the Trustees of the Trust, its officers, or shareholders in the Portfolio individually, but bind only the Portfolio’s assets.

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Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of May 16, 2022.

RadiantESG Global Investors LLC

By:	/s/ Heidi Ridley
Name:	Heidi Ridley
Title:	CEO

HSBC GLOBAL ASSET MANAGEMENT (USA) INC.

By:	/s/ Stefano R Michelagnoli
Name:	Stefano R Michelagnoli
Title:	President, HSBC Funds

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